Exhibit 2.2

AMENDED AND RESTATED
BY-LAWS
OF
COHERIX, INC.

1.                  OFFICES:

1.1.            The Corporation may have an office or offices at such places as the Board of Directors may from time to time designate.

2.                  MEETING OF STOCKHOLDERS:

2.1.            The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors.

2.2.            Special meetings of the stockholders may be called at any time by the president and shall be called by the president or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

2.3.            All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as specified and fixed in the respective notices or waiver of notice thereof.

3.                  DIRECTORS:

3.1.            The property and business of the Corporation shall be managed by or under the direction of its Board of Directors, consisting of one or more directors, as determined from time to time by resolution of the Board of Directors.

3.2.            The directors shall hold office until the next annual election and until their successor is elected and qualified. Directors shall be elected by the stockholders, except that vacancies in the Board by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote.

4.                  POWER OF DIRECTORS:

4.1.            The Board of Directors shall have such general and specific powers as are conferred upon corporations by the General Corporation Law of the State of Delaware, as amended from time to time, subject only to the provisions of the statutes, Certificate of Incorporation, and these By-Laws, which may restrict or deny such powers.

5.                  MEETING OF DIRECTORS:

5.1.            After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

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5.2.            Special meetings of the directors may be called by the president on three (3) days’ notice in writing or on one (1) day’s notice by telephone to each director and shall be called by the president in like manner on the written request of two directors.

5.3.            Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

5.4.            A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

6.                  EXECUTIVE AND OTHER COMMITTEES:

6.1.            The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation.

6.2.            The executive committee shall not have authority to make, alter or amend the By-Laws, but , subject to applicable laws, shall exercise all other powers of the Board of Directors between the meetings of said Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors.

6.3.            The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case.

6.4.            Such other committees shall have and may exercise the powers of the Board of Directors to the extent as provided in such resolution or resolutions.

7.                  OFFICERS OF THE CORPORATION:

7.1.            The officers of the Corporation may be a president, one or more vice presidents, secretary, treasurer, and such other officers as may from time to time be chosen by the Board of Directors.

7.2.            The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

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8.                  DUTIES OF THE PRESIDENT:

8.1.            The President shall be the chief executive officer of the Corporation. It shall be his duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee.

8.2.            He shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed.

8.3.            He shall be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of the President of a corporation.

9.                  VICE PRESIDENT:

9.1.            The Vice Presidents, in the order designated by the Board of Directors, shall be vested with all powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

10.              PRESIDENT PRO TEM:

10.1.        In the absence or disability of the President and the Vice President, the Board may appoint from their own number a president pro tem.

11.              SECRETARY:

11.1.        The Secretary shall attend all meetings of the Corporation, the Board of Directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the President or the Board of Directors.

12.              TREASURER:

12.1.        The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

12.2.        He shall disburse the funds of the Corporation as may be ordered by the Board, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders' meeting, a like report for the preceding year.

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12.3.        He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

12.4.        He shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

13.              DUTIES OF OFFICERS MAY BE DELEGATED:

13.1.        In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

14.              CERTIFICATES OF STOCK:

14.1.        The shares of stock of the Corporation shall be represented by a certificate, provided that the Board of Directors may provide, by resolution or resolutions, that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. To the extent shares are represented by a certificate, the certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chief Executive Officer or any Vice President, and by the Chief Financial Officer (or an Assistant Chief Financial Officer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

14.2.        Shares of the Corporation’s stock may also be evidenced by registration in the holders’ name in uncertificated book entry form on the books of the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

14.3.        Any or all of the signatures on a certificate may be facsimile or e-mail in PDF format. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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14.4.        The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

15.              TRANSFER OF STOCK:

15.1.        Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

16.              STOCKHOLDERS OF RECORD:

16.1.        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

17.              FISCAL YEAR:

17.1.        The fiscal year of the Corporation shall be determined by the Board of Directors.

18.              DIVIDENDS:

18.1.        Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock. The directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

19.              CHECKS FOR MONEY:

19.1.        All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

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20.              BOOKS AND RECORDS:

20.1.        The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the directors.

21.              NOTICES:

21.1.        Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission, shall be the time of the giving of the notice.

21.2.        A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

22.              AMENDMENT:

22.1.        These By-Laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be.

23.              INDEMNIFICATION:

23.1.        Right to Indemnification:

23.1.1.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

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23.2.        Right of Claimant to Bring Suit:

23.2.1.  If a claim under Section 23.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.

23.3.        Non-Exclusivity of Rights:

23.3.1.  The rights conferred by Sections 23.1 and 23.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

23.4.        Insurance:

23.4.1.  The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

DATED: January 25, 2019

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